UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2009

Carter’s, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-31829	13-3912933
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Proscenium, 1170 Peachtree Street NE, Suite 900 Atlanta, Georgia 30309
(Address of principal executive offices, including zip code)

(404) 745-2700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On October 27, 2009, the Company announced it was conducting a review of its accounting for margin support provided to its wholesale customers.  In the normal course of business, the Company provides margin support to its major wholesale customers to assist these customers with inventory clearance and promotions.  The Company’s policy is to reflect the amounts of these margin support payments as reductions to revenue.

As a result of becoming aware of a disputed amount of margin support with respect to a wholesale customer, management recently initiated a review of previous margin support payments to this customer.  This review identified issues with respect to the timing of recognizing such margin support payments and the associated historical accounting treatment as a result of margin support commitments that were not disclosed to the Company’s finance group.

Following a briefing on this issue by management, the Company’s audit committee, with the assistance of outside counsel, began a review of margin support payments more broadly and an investigation into such undisclosed margin support commitments and related matters.  The review and investigation remain in process.

As a result of this review, on November 6, 2009, management concluded that the previously issued consolidated financial statements for the fiscal years 2004 through 2008 included in the Company’s most recently filed Form 10-K, and the fiscal quarters from September 29, 2007 through July 4, 2009 included in the Company's Forms 10-Q, should no longer be relied upon and, accordingly, should be restated.  This conclusion resulted from management’s determination that the Company had reported certain margin support payments in incorrect periods.  As the investigation is on-going, additional adjustments may be needed.

The Company intends to file with the Securities and Exchange Commission the financial statements required to be restated, as well as its Form 10-Q for the quarter ended October 3, 2009, as soon as practicable once final conclusions are reached regarding the impact of the review.  The Company does not expect that such conclusions will be reached until after the Form 10-Q for the quarter ended October 3, 2009 is required to be filed, and, as such, a timely filing likely will not be made.

In concluding that the Company needs to restate prior period financial statements, management has identified control deficiencies associated with its wholesale margin support payments that constitute a material weakness.  A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis.

The Company has self-reported information concerning its review to the Securities and Exchange Commission and will cooperate with its inquiry into this matter.

Management and the Company’s audit committee have discussed these matters with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, Carter’s, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 9, 2009	CARTER’S, INC.

	By:	/s/ BRENDAN M. GIBBONS
	Name:	Brendan M. Gibbons
	Title:	Vice President, General Counsel, and Secretary